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                                                                  EXHIBIT 99.2

CONTACTS:

MEDIA:
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Brian E. Goerke
(412) 762-4550
corporate.communications@pnc.com

INVESTORS:
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William H. Callihan
(412) 762-8257
investor.relations@pnc.com

 PNCICLC, A PNC NON-BANK SUBSIDIARY, SIGNS AGREEMENT WITH DEPARTMENT OF JUSTICE
            TO DEFER PROSECUTION RELATING TO 2001 PAGIC TRANSACTIONS

      AGREEMENT BRINGS CLOSURE TO GOVERNMENTAL INVESTIGATIONS AND INQUIRIES APPLICABLE TO PNC AND AFFILIATES STEMMING FROM THE 2001 PAGIC TRANSACTIONS

         PITTSBURGH, June 2, 2003 -- The PNC Financial Services Group, Inc. (NYSE: PNC) today announced that one of its non-bank subsidiaries, PNC ICLC Corp., has entered into a deferred prosecution agreement with the U.S. Department of Justice relating to PNCICLC's actions in connection with the PAGIC transactions that were entered into in 2001. As previously disclosed, the PAGIC transactions were the subject of a July 2002 consent order entered into between PNC and the United States Securities and Exchange Commission and the subject of a separate written agreement that was entered into between PNC and the Federal Reserve. The agreement brings closure to the main governmental investigations and inquiries applicable to PNC and its affiliates stemming from the 2001 transactions. A copy of the agreement has been filed by PNC on a Current Report on Form 8-K and is available on the Company's website at www.pnc.com and on the SEC's website at www.sec.gov.

         Under the terms of the agreement entered into between PNCICLC and the Department of Justice, PNCICLC has agreed to establish a $90 million restitution fund to satisfy shareholder claims stemming from the PAGIC transactions. The fund will be administered by former Federal Judge Arlin Adams. PNCICLC has also agreed to pay a $25 million monetary penalty to the government.

         The agreement was entered into by the Department of Justice in light of PNCICLC's exceptional remedial steps to date, and its willingness to acknowledge responsibility for its actions in connection with the PAGIC transactions through the undertakings set forth in the agreement and through its continued cooperation with the government regarding these matters. The agreement has also been designed to avoid the imposition of adverse collateral consequences relating to PNC's important banking, brokerage, asset management, fiduciary and processing businesses, which businesses had no improper involvement in any of the conduct associated with PNCICLC and the PAGIC transactions.

         Under the agreement between PNCICLC and the Department of Justice, the department will file a complaint against the subsidiary, but will seek dismissal of that complaint after 12 months if PNCICLC complies with the agreement.



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         "PNC regrets its involvement in the PAGIC transactions," stated James
E. Rohr, chairman and chief executive officer of PNC. "As described in the PNC Statement of Principles issued in August 2002, the PNC Board and PNC management are fully committed to maintaining the highest standards of conduct throughout the PNC organization, and PNC will not tolerate close-to-the-line opinions in accounting matters or otherwise. The PNC Board and management team have fully cooperated with all governmental investigations with respect to PAGIC and we have pledged our full continuing cooperation with the government in connection with its ongoing investigation of others."

         "The agreement between PNCICLC and the Department of Justice brings an important closure to PNC's involvement in the PAGIC transactions," added George Davidson, a PNC director and chairman of the PNC Special Regulatory Affairs and Oversight Committee. "We have made substantial progress in implementing improved governance and risk management practices at PNC in the aftermath of PAGIC and in changing the corporate culture. Our regulators have acknowledged this progress and our Board remains united in its support of Mr. Rohr and his management team and the exceptional efforts they have made in this regard."

         PNC will take a pre-tax charge to earnings of $120 million in the second quarter of 2003 reflecting the agreement with the Department of Justice and related legal expenses.

         The PNC Financial Services Group, Inc., headquartered in Pittsburgh, is one of the nation's largest financial services organizations, providing regional community banking; wholesale banking, including corporate banking, real estate finance and asset-based lending; wealth management; asset management; and global fund services.

FORWARD-LOOKING STATEMENTS

This news release contains, and other statements that the Corporation may make may contain, forward-looking statements with respect to the Corporation's outlook or expectations for earnings, revenues, expenses, capital levels, asset quality or other future financial or business performance, strategies or expectations, or the impact of legal, regulatory or supervisory matters on the Corporation's business operations or performance. Forward-looking statements are typically identified by words or phrases such as "believe," "feel," "expect," "anticipate," "intend," "outlook," "estimate," "forecast," "project," "position," "target," "assume," "achievable," "potential," "strategy," "goal," "objective," "plan," "aspiration," "outcome," "continue," "remain," "maintain," "seek," "strive," "trend," and variations of such words and similar expressions, or future or conditional verbs such as "will," "would," "should," "could," "might," "can," "may," or similar expressions. The Corporation cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and the Corporation assumes no duty and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

The factors discussed elsewhere in this news release and the following factors, among others, could cause actual results to differ materially from those anticipated in forward-looking statements or from historical performance: (1) changes in political, economic or industry conditions, the interest rate



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environment or financial and capital markets, which if adverse could result in:
a deterioration in credit quality, increased credit losses, and increased funding of unfunded loan commitments and letters of credit; an adverse effect on the allowances for credit losses and unfunded loan commitments and letters of credit; a reduction in demand for credit or fee-based products and services; a reduction in net interest income, value of assets under management and assets serviced, value of private equity investments and of other debt and equity investments, value of loans held for sale or value of other on-balance sheet and off-balance sheet assets; or changes in the availability and terms of funding necessary to meet PNC's liquidity needs; (2) relative and absolute investment performance of assets under management; (3) the introduction, withdrawal, success and timing of business initiatives and strategies, decisions regarding further reductions in balance sheet leverage, the timing and pricing of any sales of loans held for sale, and PNC's inability to realize cost savings or revenue enhancements, or to implement integration plans relating to or resulting from mergers, acquisitions, restructurings and divestitures; (4) customer borrowing, repayment, investment and deposit practices and their acceptance of PNC's products and services; (5) the impact of increased competition; (6) how PNC chooses to redeploy available capital, including the extent and timing of any share repurchases and investments in PNC businesses; (7) the inability to manage risks inherent in PNC's business; (8) the unfavorable resolution of legal proceedings or government inquiries; the impact of increased litigation risk from recent regulatory and other governmental developments; and the impact of reputational risk created by recent regulatory and other governmental developments on such matters as business generation and retention, the ability to attract and retain management, liquidity and funding, (9) the denial of insurance coverage for claims made by PNC; (10) an increase in the number of customer or counterparty delinquencies, bankruptcies or defaults that could result in, among other things, increased credit and asset quality risk, a higher provision for credit losses and reduced profitability; (11) the impact, extent and timing of technological changes, the adequacy of intellectual property protection and costs associated with obtaining rights in intellectual property claimed by others; (12) actions of the Federal Reserve Board; (13) the impact of legislative and regulatory reforms and changes in accounting policies and principles; (14) the impact of the regulatory examination process, the Corporation's failure to satisfy the requirements of written agreements with regulatory and other governmental agencies, and regulators' future use of supervisory and enforcement tools; and (15) terrorist activities and international hostilities, including the situations surrounding Iraq and North Korea, which may adversely affect the general economy, financial and capital markets, specific industries, and the Corporation.

The Corporation's SEC reports, accessible on the SEC's website at www.sec.gov and on PNC's website at www.pnc.com, contain additional information about the foregoing factors and identify additional factors that can affect the results anticipated in forward-looking statements.